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                                                                    Exhibit 23.3


                       (ROCKFORD CORPORATION LETTERHEAD)

March 30, 2000


Mr. Jim Hirschberg
Director
NPD Intelect Market Tracking
900 West Shore Road
Port Washington, New York 11050

Dear Mr. Hirschberg:

This letter will confirm our conversation regarding the release of data for Rockford Corporation's filing of the S-1. NPD Intelect Market Tracking authorizes Rockford Corporation to (a) release market data solely for use in Rockford's Registration Statement on Form S-1, SEC Registration No. 333-79285 filed with the SEC on May 26, 1999, and as amended through Amendment No. 6 and
(b) to use its name the Registration Statement as the source of such data. Any public disclosure of market data, other than in the Registration Statement, is prohibited.

If you agree, please sign below and return back to me.


/s/ James M. Thomson
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James M. Thomson
Chief Financial Officer
Rockford Corporation


/s/ Jim Hirschberg
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Jim Hirschberg
Director
NPD Intelect Market Tracking